SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2008

Commission File Number: 000-52337

BMR Solutions, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	33-0989901 (I.R.S. Employer Identification No.)
1184 Rutland Road, Suite 2, Newport Beach, California (Address of principal executive offices)	92660 (Zip Code)
(949) 292-0820 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On October 15, 2008, BMR Solutions, Inc., a Nevada corporation (the “Registrant”), Balqon Corporation, a California corporation (“Balqon Corp.”), and a newly-created, wholly-owned subsidiary of the Registrant, Balqon Acquisition Corp., a Nevada corporation, entered into Amendment No. 1 (“Amendment”) to the Agreement and Plan of Merger (“Merger Agreement”). The Merger Agreement was filed as an exhibit to the Registrant’s Current Report on Form 8-K filed on or about September 19, 2008. The Amendment provides that the merger will close on or before October 24, 2008, and is included in this report as exhibit 10.1. This brief description of the Amendment is not intended to be complete and is qualified in its entirety by reference to the full text of the Amendment as attached.

The Registrant cannot guaranty that the merger with Balqon Corp. will be consummated, or that it will be consummated on or before October 24, 2008.

Item 9.01 Exhibits.

The following exhibits are filed with this report on Form 8-K.

Exhibit Number	Exhibit
10.1	Amendment No. 1 to Agreement and Plan of Merger

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BMR Solutions, Inc.

Date: October 20, 2008	By:	/s/ K. John Shukur
K. John Shukur
President, Secretary, Treasurer and a Director